                                                                   Exhibit 10.19


                       SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement ("this Agreement") is made as of December 31, 1997 between Xionics Document Technologies, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

     1. Reference is made to: (i) that certain letter agreement dated
September 27, 1995 among the Borrower, Xionics, Inc. ("Xionics") and Fleet Bank of Massachusetts, N.A., as amended by letter dated May 9, 1996 and by Loan Modification Agreement dated as of August 21, 1996 (as so amended, the "Letter Agreement"), the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder and Xionics having been merged with and into the Borrower; (ii) that certain $4,000,000 face principal amount promissory note dated August 21, 1996 (the "1996 Revolving Note") made by the Borrower and payable to the order of the Bank; (iii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated September 27, 1995, as amended (as so amended, the "IAR Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (iv) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated September 27, 1995, as amended (as so amended, the "Supplementary Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (v) that certain Notice of Security Interest in Trademarks dated September 27, 1995, as amended (as so amended, the "Trademark Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the fights of Fleet Bank of Massachusetts, N.A. thereunder; (vi) that certain Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics License Assignment") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vii) that certain Agreement and Consent to Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics Consent") relating to the "Xionics" name and mark given by Xionics Limited, an English corporation, to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (viii) that certain Notice of Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics License Notice") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (ix) that certain Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Phoenix License Assignment") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (x) that certain Agreement and Consent to Collateral Assignment of License dated September 21, 1995, as amended (as so amended, the "Phoenix Agreement") between Phoenix Technologies Ltd. ("Phoenix") and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xi) that certain Notice of Collateral

Assignment of License dated September 27, 1995, as amended (as so amended, the "Phoenix License Notice") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xii) that certain Notice of Security Interest in Patents dated September 27, 1995, as amended (as so amended, the "Patent Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xiii) that certain $4,000,000 face principal amount promissory note of even date herewith (the "1997 Revolving Note") made by the Borrower and payable to the order of the Bank; and (xiv) that certain $2,000,000 face principal amount term note of even date herewith (the "Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the IAR Security Agreement, the Supplementary Security Agreement, the Trademark Notice, the Xionics License Assignment, the Xionics Consent, the Xionics License Notice, the Phoenix License Assignment, the Phoenix Agreement, the Phoenix License Notice, the Patent Notice, the Term Note and the 1997 Revolving Note are hereinafter collectively referred to as the "Financing Documents". The aforesaid Loan Modification Agreement dated as of August 21, 1996 is hereinafter referred to as the "First Modification".

     2. The Letter Agreement is hereby amended, effective as of the date hereof:

     a. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

          "(i) that certain $4,000,000 face principal amount promissory note (the 'Revolving Note') dated December 31, 1997 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1997 Revolving Note.

     b. By deleting in its entirety clause (ii) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

          "(ii) that certain $2,000,000 face principal amount promissory note (the 'Term Note') made by the Borrower and payable to the order of the Bank,"

     c. By deleting in their entireties Sections 1.4 and 1.5 of the Letter Agreement and by substituting in their stead the following:

          "1.4. TERM LOANS; TERM NOTE. In addition to the foregoing, the Bank may make one or more loans (the 'Term Loans') to the Borrower in an aggregate principal amount up to $2,000,000. A Term Loan shall be made, no more than once per calendar quarter (except that more than one Term Loan may be made in any calendar quarter provided that any additional Term Loan in any one calendar quarter is in an amount of at least $100,000), in order


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


          to finance costs of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Term Loan, each such Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Term Loan will be made after the earlier of (A) December 1, 1998 or (B) the earlier termination of the within-described term loan facility pursuant to ss.5.2 or ss.6.7; (ii) the aggregate original principal amounts of all Term Loans will not exceed $2,000,000; and (iii) no Term Loan will be in an amount more than 80% of the invoiced actual costs of the items of tangible equipment constituting the items of Qualifying Equipment with respect to which such Term Loan is made (excluding taxes, shipping, software, installation charges, training fees and other 'soft costs'). Prior to the making of each Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Equipment; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to and installed at the Borrower's Burlington, MA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) Uniform Commercial Code financing statements, if needed, reflecting the relevant Qualifying Equipment with respect to which such Term Loan is being made; and (iv) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. The Term Loans will be evidenced by the Term Note. Interest on the Term Loans shall be payable at the times and at the rate provided for in the Term Note. Overdue principal of any Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of making each Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Term Loans. Failure of the Bank to make any such notation shall



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


          not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

          1.5. PRINCIPAL REPAYMENT OF TERM LOANS. The Borrower shall repay principal of the Term Loans in 35 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Term Loans outstanding at the close of business on December 1, 1998), such installments to commence January 1, 1999 and to continue thereafter on the first day of each month through and including November 1, 2001, plus a 36th and final payment due and payable on December 1, 2001 in an amount equal to all principal of the Term Loans then remaining outstanding and all interest accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of any Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest on the sum so prepaid accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loans will be applied to installments of principal of the Term Loans thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the Term Loans are not available for reborrowing."

     d.   By inserting into the third sentence of the third paragraph of Section
1.6 of the Letter Agreement (as amended by the First Modification), immediately after the words "in immediately available funds" the following:

          "in lawful currency of the United States"

     e.   By deleting in its entirety Subsection 2.1(b) of the Letter Agreement.

     f. By deleting their entireties Sections 3.7, 3.8, 3.9 and 3.10 of the Letter Agreement and by substituting in their stead the following:

          "3.7. DEBT TO WORTH. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with December 31, 1997) on a consolidated basis a Leverage Ratio of not more than 0.75 to 1. As used herein, 'Leverage Ratio' means, as at any date when same is to be determined, the ratio of (x) the outstanding consolidated Adjusted Senior Debt of the Borrower and its Subsidiaries to (y) the Borrower's consolidated Capital Base at such date.

          3.8. CAPITAL BASE. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with December 31,


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


          1997) a consolidated Capital Base which shall not be less than the then-effective Capital Base Requirement. As used in this ss.3.8, the 'Capital Base Requirement' will be deemed to have been $27,647,000 as at September 30, 1997; and as at the last day of each fiscal quarter thereafter (beginning with December 31, 1997) the Capital Base Requirement will be deemed to become an amount equal to the sum off.
          (i) that Capital Base Requirement which had been in effect on the last day of the immediately preceding fiscal quarter, plus (ii) 80% of the net proceeds of any equity securities sold by the Borrower during the fiscal quarter then ended and 80% of the net proceeds of any Subordinated Debt issued by the Borrower and/or any of its Subsidiaries during said fiscal quarter then ended (nothing contained herein being deemed to approve the issuance of any such Subordinated
          Debt), plus (iii) 80% of the consolidated Net Income of the Borrower and Subsidiaries during said fiscal quarter then ended (but without giving effect to any Net Income which is less than zero for any fiscal quarter).

          3.9. QUICK RATIO. The Borrower will maintain as at the end of each fiscal quarter (commencing with December 31, 1997) a Quick Ratio of not less than 2.0 to 1. As used in this ss.3.9, 'Quick Ratio' means, as at any date when same is to be determined the ratio of (x) the Borrower's Net Quick Assets to (y) Current Liabilities of the Borrower and/or its Subsidiaries then outstanding.

          3.10. PROFITABILITY. The Borrower will achieve consolidated quarterly Adjusted Net Income of at least the following: at least $150,000 for its fiscal quarter ending December 31, 1997; at least $250,000 for its fiscal quarter ending March 31, 1998; at least $250,000 for its fiscal quarter ending June 30, 1998; at least $350,000 for its fiscal quarter ending September 30, 1998; and at least $500,000 for its fiscal quarter ending December 31, 1998 and for each fiscal quarter thereafter. Without limitation of the foregoing, the Borrower will achieve consolidated annual Adjusted Net Income of at least $1,750,000 for its fiscal year ending June 30, 1998 and will achieve consolidated annual Adjusted Net Income of at least $2,000,000 for its fiscal year ending June 30, 1999 and for each fiscal year thereafter. As used herein, 'Adjusted Net Income' for any fiscal period means the sum of
          (i) the Borrower's consolidated Net Income (or Net Loss, if relevant, expressed as a negative number) for such period plus (ii) any charges against income representing the amounts allocated for costs of research and development acquired by the Borrower pursuant to any acquisition to the extent that such charges are actually deducted on the consolidated books of the Borrower for the purposes of determining



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          the Borrower's consolidated Net Income (or consolidated Net Loss, as the case may be) for such fiscal period."

     g. By deleting from clause (a) of Section 5.1 of the Letter Agreement the words "any Term Note" and by substituting in their stead the following:

          "the Term Note"

     h. By deleting from clause (a) of Section 5.2 of the Letter Agreement the words "each Term Note" and by substituting in their stead the following:

          "the Term Note"

     i. By deleting from clause (c) of Section 5.2 of the Letter Agreement the words "each Term Note" and by substituting in their stead the following:

          "the Term Note"

     j. By deleting from Section 6.1 of the Letter Agreement the words "any Term Note", in each place where such words appear, and by substituting in their stead, in each such place, the following:

          "the Term Note"

     k. By adding to Section 6.3 of the Letter Agreement, at the end thereof, the following:

          "In addition, and without limitation of the foregoing, in respect of the within-described facility for Term Loans, the Borrower will pay to the Bank a non-refundable facility fee of $10,000. Said fee shall be payable in four installments of $2,500 each, the first such installment being payable on December 31, 1997 and the subsequent installments being payable on each of March 31, 1998, June 30, 1998 and September 30, 1998. In addition, if the within-described Term Loan facility is terminated prior to September 30, 1998 by the Borrower for any reason or by the Bank as a result of the Borrower's default, there will forthwith become due and payable and the Borrower will, forthwith upon such termination, pay to the Bank a sum equal to all of the installments of the aforesaid $10,000 facility fee which would otherwise have become due on or after the date of such termination."

     1. By inserting into the fifth sentence of Section 6.7 of the Letter Agreement, immediately after the words "second sentence of ss.6.3", the following:


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


          "and the sum described in the last sentence of ss.6.3"

     m. By deleting in its entirety the definition of"Borrowing Base" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

          "'Borrowing Base' - At any time, the sum of: (i) 80% of the aggregate principal amount of the Qualified Receivables of the Borrower then outstanding, PLUS (ii) 80% of the aggregate principal amount of the Other Approved Foreign Receivables of the Borrower then outstanding."

     n.   By deleting from the definition of"Current Liabilities" appearing in
Section 7.1 of the Letter Agreement the following sentence, which had been added by the First Modification: "Notwithstanding the foregoing, 'Current Liabilities' will not be deemed to include any liability which constitutes Deferred Revenue."

     o.   By deleting from the definition of"Expiration Date" appearing in
Section 7.1 of the Letter Agreement the date "December 1, 1997" (said date having been inserted by the First Modification) and by substituting in its stead the following:

          "December 1, 1998"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be December 1, 1998.

     p.   By deleting from the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement the words "the Term Notes" and by substituting in their stead the following:

          "the Term Note"

     q. By deleting in its entirety the definition of "Net Quick Assets" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

          "'Net Quick Assets' - Such current assets of the Borrower as consist of cash, cash-equivalents, Receivables (less an allowance for bad debt consistent with the Borrower's prior experience), and (without duplication of any of the foregoing) contract receivables of the Borrower. As used herein 'contract receivables' are only those amounts which have been earned by performance under contracts and only to the extent that same are properly shown as 'contract receivables' on a balance sheet of the Borrower prepared consistently with the Borrower's balance sheet as at June 30, 1997, heretofore delivered to the Bank."'



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


     r. By deleting from the definition of "Notes" appearing in Section 7.1 of the Letter Agreement the words "the Term Notes" and by substituting in their stead the following:

          "the Term Note"

     s. By deleting in its entirety the definition of "Other Approved Foreign Receivables" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

          "'Other Approved Foreign Receivables' - Receivables owed to the Borrower by a Qualifying Foreign Customer which satisfy all of the criteria to be Qualified Receivables except that such Receivables are owed by a customer not located in the United States. As used herein, 'Qualifying Foreign Customer' means any of the following entities:
          Cannon, Inc., RICOH Company, Ltd., Sharp Corporation, Fuji Xerox Company, Ltd. or Mita Industrial Company, Ltd."

     t.   By deleting from the definition of "Qualifying Equipment" appearing in
Section 7.1 of the Letter Agreement the date "April 1, 1995" and by substituting in its stead the following:

          "September 1, 1997"

     u. By deleting from Subsection 7.2(a) of the Letter Agreement the words "the Term Notes" and by substituting in their stead the following:

          "the Term Note"

     3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

     4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1997 Revolving Note, in substitution for the 1996 Revolving Note. The 1997 Revolving Note is a $4,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1997 Revolving Note. Promptly after the Borrower has duly executed and delivered the 1997 Revolving Note and has given the Bank all opinions, certificates and other documentation reasonably requested by the Bank in connection therewith and has paid all interest then accrued under the 1996 Revolving Note, the Bank will mark the 1996 Revolving Note "canceled" and will return same to the Borrower.

     5. By its execution below, Xionics International Limited represents to the Bank that it has become the assignee of the "Xionics" name and mark, subject to the license to such name and mark theretofore given to the Borrower by Xionics Limited. Xionics Limited International confirms that such license to the Borrower remains in full force and effect and confirms the Bank's rights under the Xionics License Assignment. Xionics International Limited acknowledges and agrees that the Xionics Consent remains in full force and effect for the benefit of the Bank, and agrees to be bound thereby as effectively as if it has been an original party thereto.

     6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

     a. The execution, delivery and performance of this Agreement, the 1997 Revolving Note and the Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party (except any such consents which have already been received) and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

     b. The Borrower has duly executed and delivered each of this Agreement, the 1997 Revolving Note and the Term Note.

     c. Each of this Agreement, the 1997 Revolving Note and the Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

     d. Giving effect to the amendments contained in this Agreement, the statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

     e. Giving effect to the amendments contained in this Agreement, the covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof, except as certain transactions set forth on the attached Supplemental Disclosure Schedule may require a waiver or consent of the Bank (such waiver or consent being deemed given hereby).

     f. Giving effect to the amendments contained in this Agreement, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing, except as certain transactions set forth on the attached Supplemental Schedule may require a waiver or consent of the Bank (such waiver or consent being deemed given hereby).

     g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the consolidated financial statements of the Borrower dated September 30, 1997, heretofore furnished to the Bank, except as otherwise disclosed on the financial projections furnished to the Bank by the Borrower on December 30, 1997.

     7. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

     8. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

Executed, as an instrument under seal, as of the day and year first above written.


                                   XIONICS DOCUMENT
                                   TECHNOLOGIES, INC.




                                   By: /s/ Gerard Feeney
                                      -------------------------------------
                                      Name: Gerard Feeney
                                      Title: CFO



                                   XIONICS INTERNATIONAL LIMITED



                                   By: /s/ Gerard Feeney
                                      -------------------------------------
                                      Name: Gerard Feeney
                                      Title: Director




Accepted and agreed:
FLEET NATIONAL BANK


By: /s/ Lucie Burke
   -------------------------------
   Name: Lucie Burke
   Title: V.P.



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